Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	February 5, 2024
Contact:	Timothy J. Mulvaney
Vice President, Treasurer and CFO
Telephone:	540-777-3997

RGC RESOURCES, INC. REPORTS

FIRST QUARTER EARNINGS

ROANOKE, Va.  (February 5, 2024)--RGC Resources, Inc. (NASDAQ:  RGCO) announced consolidated Company earnings of $5,019,992, or $0.50 per share, for the first quarter ended December 31, 2023, compared to $3,256,405, or $0.33 per share, for the fiscal quarter ended December 31, 2022.  The increase over the quarter a year ago included nearly $1.5 million in earnings from the Company’s investment in the Mountain Valley Pipeline, LLC (“MVP”) as well as improved utility margins.

Roanoke Gas continued to make investments in utility infrastructure to improve system reliability and deliver gas to new customers to drive earnings. CEO Paul Nester stated, “Higher utility margins were welcomed in the quarter particularly in light of inflationary pressures that will temper performance in the coming quarters.  Good weather enabling strong construction progress of the MVP during the quarter was gratifying, and we eagerly await for the completion of the pipeline.”  Nester further commented, “Roanoke Gas is experiencing increasing costs and has filed for relief through a rate application with the State Corporation Commission.”

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries Roanoke Gas Company and RGC Midstream, LLC.

Utility margins is a non-GAAP measure defined as utility revenues less cost of gas.  Management considers this non-GAAP measure to provide useful information to both management and investors for purpose of such comparability and in evaluating operating performance, but it should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for, or superior to, GAAP results.

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from any expectations expressed in the Company’s forward-looking statements, regarding inflation, customer growth, infrastructure investment and margins. These risks and uncertainties include gas prices and supply, geopolitical considerations, expectations regarding the MVP construction and operation, and regulatory and legal challenges along with risks included under Item 1-A in the Company’s fiscal 2023 Form 10-K.  Forward-looking statements reflect the Company’s current expectations only as of the date they are made. The Company assumes no duty to update these statements should expectations change or actual results differ from current expectations except as required by applicable laws and regulations.

Past performance is not necessarily a predictor of future results.

Summary financial statements for the first quarter are as follows:

RGC Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,
	2023	2022

Operating revenues	$24,419,352	$33,282,335
Operating expenses	17,767,315	27,737,850
Operating income	6,652,037	5,544,485
Equity in earnings of unconsolidated affiliate	1,467,835	1,232
Other income, net	120,786	74,606
Interest expense	1,636,273	1,369,164
Income before income taxes	6,604,385	4,251,159
Income tax expense	1,584,393	994,754

Net income	$5,019,992	$3,256,405

Net earnings per share of common stock:
Basic	$0.50	$0.33
Diluted	$0.50	$0.33

Cash dividends per common share	$0.2000	$0.1975

Weighted average number of common shares outstanding:
Basic	10,029,243	9,830,206
Diluted	10,031,354	9,837,188

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
Assets	2023	2022
Current assets	$34,769,875	$47,845,073
Utility property, net	250,343,833	234,849,715
Other non-current assets	29,589,527	25,257,374

Total Assets	$314,703,235	$307,952,162

Liabilities and Stockholders’ Equity
Current liabilities	$64,196,722	$60,164,437
Long-term debt, net	102,461,196	113,288,995
Deferred credits and other non-current liabilities	44,500,714	39,608,723
Total Liabilities	211,158,632	213,062,155
Stockholders’ Equity	103,544,603	94,890,007

Total Liabilities and Stockholders’ Equity	$314,703,235	$307,952,162